SmytheRatcliffe
CHARTERED ACCOUNTANTS

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-151385) of Cardero Resource Corp. ("Cardero"), pertaining to the Cardero 2002 Incentive Stock Option Plan, of the reference to our firm in Cardero's Annual Report for the fiscal year ended October 31, 2008 and of our report on the consolidated balance sheets as at October 31, 2008 and 2007 and the consolidated statements of operations, shareholders' equity and cash flows for each of the years ended October 31, 2008, 2007 and 2006, dated January 27, 2009, our Comments by Auditors for US Readers on Canada-US Reporting Differences, dated January 27, 2009, and our Report of Independent Registered Public Accounting Firm on Cardero's internal control over financial reporting as of October 31, 2008, dated January 27, 2009, which are contained in Cardero's Annual Report on Form 20-F for the year ended October 31, 2008.

/s/ Smythe Ratcliffe LLP
Chartered Accountants

April 30, 2009
Vancouver, Canada

7th Floor, Marine Building
355 Burrard Street, Vancouver, BC
Canada V6C 2G8

Fax: 604.688.4675
Telephone: 604.687.1231
Web: SmytheRatcliffe.com

A Member of PKF International